UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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_________________________Aehr Test Systems___________________________

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AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

_____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 27, 2010
_____________________________

TO THE SHAREHOLDERS OF

AEHR TEST SYSTEMS:

You are cordially invited to attend the Annual Meeting of Shareholders, or the Annual Meeting, of Aehr Test Systems, a California corporation, or the Company, to be held on October 27, 2010, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

1.	To elect six directors.

2.	To ratify the selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on September 8, 2010 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

RHEA J. POSEDEL

Chief Executive Officer and

Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT SEPTEMBER 27, 2010. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD; OR
•	ATTEND THE COMPANY’S 2010 ANNUAL MEETING OF SHAREHOLDERS AND VOTE.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING TO BE HELD OCTOBER 27, 2010:

The Company’s Proxy Statement, form of proxy card and 2010 Annual Report are available at: www.aehr.com under the heading “Investors” and the subheading “Proxy Materials”.

AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

_______________

PROXY STATEMENT

_______________

2010 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the shareholders of Aehr Test Systems, a California corporation, or the Company, in connection with the solicitation of proxies by the Board of Directors, or the Board, for use at the Annual Meeting of Shareholders of the Company, or the Annual Meeting, to be held on Wednesday, October 27, 2010 at 4:00 p.m. local time, and at any adjournments thereof.

At the Annual Meeting, the shareholders will be asked:

1.	To elect six directors.
2.	To ratify the selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

The Board of Directors has fixed the close of business on September 8, 2010 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such shareholder will be entitled to one vote for each share of Common Stock, or Common Share, held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended May 31, 2010, are being mailed with these proxy solicitation materials to all shareholders entitled to vote. This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 27, 2010.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on October 27, 2010 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

Shareholders of record at the close of business on September 8, 2010, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,678,736 shares of Common Stock outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation

Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

The Company is soliciting proxies for the Annual Meeting from its shareholders. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are also treated as shares entitled to vote, or the Votes Cast, at the Annual Meeting with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e. votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will be counted for purposes of determining whether a quorum exists but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same affect as a vote against the proposal.

Deadline for Receipt of Shareholder Proposals for 2011 Annual Meeting

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission, or SEC. Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2011 Annual Meeting of Shareholders must be received by the Company no later than May 31, 2011, in order that they may be included in the proxy statement and form of proxy related to that meeting.

Shareholder Information

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention:

Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

How to Obtain Directions to Location of Annual Meeting

The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by calling the Company at (510) 623-9400.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card and 2010 Annual Report are available on the Company’s website www.aehr.com under the heading “Investors” and the subheading “Proxy Materials”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2010, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially Owned(1)
Beneficial Owner	Number	Percent(2)
Directors and Named Executive Officers:
Rhea J. Posedel (3)	1,143,456	12.9%
Robert R. Anderson (4)	184,436	2.1%
William W. R. Elder (5)	136,000	1.6%
Mukesh Patel (6)	51,929	*
Mario M. Rosati (7)	242,967	2.8%
Howard T. Slayen (8)	27,500	*
Gary L. Larson (9)	167,788	1.9%
Joel Bustos (10)	70,892	*
David S. Hendrickson (11)	127,493	1.4%
Gregory M. Perkins (12)	59,852	*
All Directors and Executive Officers as a group (12 persons) (13)	2,372,658	25.0%

Principal Shareholders:
State of Wisconsin Investment Board (14) 121 East Wilson Street, Madison, WI 53702	651,793	7.5%

___________________

*	Represents less than 1% of the Common Shares
(1)

Beneficial ownership is determined in accordance with the rules of the SEC.  Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)

Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2010 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 9,950 shares held by Natalie Diane Posedel, Mr. Posedel’s daughter, and 161,025 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(4)	Includes 66,936 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(5)

Includes 3,000 shares held by Derek S. Elder and 3,000 shares held by Corwin W. Elder, Mr. Elder’s sons, and 30,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.

(6)	Includes 25,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(7)

Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 156,016 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/9/90, 22,500 shares held by WS Investment Company, LLC (2001A) of which Mr. Rosati is a general partner and 38,750 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.

(8)	Includes 17,500 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(9)	Includes 98,249 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(10)	Includes 70,123 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010. Mr. Bustos terminated employment in June 2010.
(11)	Includes 125,580 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(12)	Includes 59,852 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(13)	Includes 813,743 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2010.
(14)	Based solely on Schedule 13G/A filed February 16, 2010 with the SEC by the State of Wisconsin Investment Board, or SWIB. SWIB has sole investment and sole voting power with respect to the shares.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of May 31, 2010.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,027,168 (1)	$3.77	1,161,813
Equity compensation plans not approved by security holders	—	—	—
Total	2,027,168	$3.77	1,161,813

(1)   Issued pursuant to the Company’s 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan, and the Company’s 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, which require the approval of and have been approved by the Company’s shareholders. See description of the stock option plans below.

Stock Option Plans

On October 26, 2006, the Company’s shareholders approved the Company’s 2006 Equity Incentive Plan. A total of 2,000,000 shares of Common Stock have been reserved for issuance under the Company’s 2006 Equity Incentive Plan. Options granted under the 2006 Equity Incentive Plan are generally for periods not to exceed ten years (five years if the option is an incentive stock option granted to a 10% shareholder) and are generally granted at the fair market value of the stock at the date of grant as determined by the Board of Directors.

The 2006 Equity Incentive Plan replaces the Amended and Restated 1996 Stock Option Plan, or the 1996 Stock Option Plan, which would otherwise have expired in 2006. A total of 1,950,000 shares of Common Stock have been reserved for issuance under the 1996 Stock Option Plan. The 1996 Stock Option Plan will continue to govern awards previously granted under that plan. However, the shares represented by options granted under the 1996 Stock Option Plan that terminate without being exercised are added to the shares available for grant under the 2006 Equity Incentive Plan.

As of May 31, 2010, out of the 2,947,000 shares authorized for grant under the 1996 Stock Option Plan and 2006 Equity Incentive Plan, approximately 1,949,000 shares had been granted. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock, the exercise price of any incentive stock option granted to him is set at a 10% premium above the market price on the date of the grant. All other exercise prices are equal to the closing price of the Company’s Common Stock on the date of the grant as reported on the NASDAQ Global Market.

On October 26, 2006, the Company’s shareholders approved the 2006 Employee Stock Purchase Plan. A total of 450,000 shares of the Company’s Common Stock were reserved for issuance under the 2006 Employee Stock Purchase Plan. The 2006 Employee Stock Purchase Plan has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six-month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year. The first exercise date under the 2006 Employee Stock Purchase Plan was April 1, 2007. All employees who work a minimum of 20 hours per week and are customarily employed by the Company (or an affiliate thereof) for at least five months per calendar year are eligible to participate. Under this plan, shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company’s Common Stock at either the first day of an offering period or the last day of the purchase period. If a participant’s rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the 2006 Employee Stock Purchase Plan. In addition, a participant may not purchase more than 3,000 shares in each purchase period.

The 2006 Employee Stock Purchase Plan replaces the 1997 Employee Stock Purchase Plan which would have otherwise expired in 2007. For the fiscal years ended May 31, 2010, 2009 and 2008, approximately 89,000, 73,000 and 34,000 shares of Common Stock, respectively, were issued under the plans. As of May 31, 2010, 608,000 shares have been issued under both employee stock purchase plans. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock, he is precluded from participating in the 1997 Employee Stock Purchase Plan and the 2006 Employee Stock Purchase Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

The names of the nominees and certain information about them as of the Record Date are set forth below:

Name of Nominee	Age	Position	Director Since
Rhea J. Posedel	68	Chairman of the Board and Chief Executive Officer	1977
Robert R. Anderson (1)(2)	72	Director	2000
William W.R. Elder (2)(3)	71	Director	1989
Mukesh Patel (1)(3)	52	Director	1999
Mario M. Rosati	64	Director	1977	(4)
Howard T. Slayen (1)	63	Director	2008

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee
(4)	Mr. Rosati was a member of the Board of Directors from 1977 to September 2008 and then rejoined the Board of Directors in February 2009.

The principal occupation of each of the directors during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

RHEA J. POSEDEL is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in 1977. From the Company’s inception through May 2000, Mr. Posedel also served as President of the Company. Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly Lockheed Missile & Space Corporation), Ampex Corporation, and Cohu, Inc. Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

As Chief Executive Officer and founder of the Company, Mr. Posedel brings to the Board of Directors senior leadership experience, industry and technical expertise and a deep knowledge of the Company’s operations, strategy and vision.

ROBERT R. ANDERSON has been a director of the Company since October 2000. Mr. Anderson currently is a director of MKS Instruments, Inc., a semiconductor components and equipment supplier. Mr. Anderson also serves as a director for Energetiq Technology, Inc., a private company. Mr.

Anderson was co-founder, Chief Financial Officer and Chief Operating Officer of KLA Instruments, a supplier of process control and yield management solutions for the semiconductor and related nanoelectronics industries, from 1975 through 1994. Mr. Anderson is a graduate of Bentley University and served as a trustee of Bentley University from 1993 through 2004.

Mr. Anderson brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience. As the co-founder, Chief Financial Officer and Chief Operating Officer of a high-tech company, Mr. Anderson brings to the Board of Directors expertise in the semiconductor equipment industry, business development, mergers and acquisition and financing and senior management experience.

WILLIAM W. R. ELDER has been a director of the Company since 1989. From 1981 to 1996, Dr. Elder was the Chief Executive Officer of Genus, Inc., a semiconductor equipment company, and then again from 1998 until the company was acquired by AIXTRON AG in 2005. Dr. Elder retired from AIXTRON AG in December 2007. Dr. Elder is currently President and Chief Executive Officer of Maskless Lithography Inc., a capital equipment start-up company based in San Jose, California. Dr. Elder received a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.

As President and Chief Executive Officer of a semiconductor equipment company, Dr. Elder brings to the Board of Directors senior leadership experience, strong industry knowledge and operations expertise.

MUKESH PATEL has been a director of the Company since June 1999. Mr. Patel was President and Chief Executive Officer of Metta Technology, which he co-founded in 2004, until November 2006, when LSI Logic Corporation acquired it. He founded Sparkolor Corporation which was acquired by Intel Corporation in late 2002, and co-founded SMART Modular Technologies, Inc., or SMART Modular, a publicly-held high value added memory products company which was acquired by Solectron Corporation in late 1999. From February 1989 to July 1995, Mr. Patel served as Vice President and General Manager Memory Product Division of SMART Modular and from August 1995 to August 1998 he served as Vice President, Engineering. Mr. Patel also serves as a director of SMART Modular and for several privately-held companies. Mr. Patel received a B.S. degree in Engineering with an emphasis in digital electronics from Bombay University, India.

As the co-founder, President and Chief Executive Officer of a high-tech company, Mr. Patel brings to the Board of Directors a strong background in semiconductor memory markets and technology, expertise in business development, mergers and acquisition and financing and senior management experience. Mr. Patel also brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience.

MARIO M. ROSATI was a director of the Company from 1977 to 2008, and then rejoined the Board of Directors in 2009. Mr. Rosati is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation which he joined in 1971. Mr. Rosati is a director of Sanmina-SCI Corporation, a publicly-held electronics manufacturing services company, as well as several privately-held companies. Mr. Rosati received a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley School of Law.

As a senior partner in a major Silicon Valley based law firm, Mr. Rosati brings legal expertise in the oversight of legal and regulatory compliance, mergers and acquisitions and financing experience to the Board of Directors. Mr. Rosati also brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience.

HOWARD T. SLAYEN has been a director of the Company since 2008. Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company. From 1971 to September 1999,

Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner. Mr. Slayen currently is a director of Lantronix, Inc., a publicly-held embedded networking solutions company. Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

As Vice President and Chief Financial Officer of a high-tech company, and as Corporate Finance Partner for a large international accounting firm, Mr. Slayen brings to the Board of Directors senior leadership experience, expertise in accounting and financial reporting, financing and investing activities, and internal control and compliance. Mr. Slayen also brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience.

Board Matters and Corporate Governance

Board Meetings and Committees

The Board of Directors held a total of four meetings during the fiscal year ended May 31, 2010. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Audit Committee of the Board of Directors is comprised entirely of independent directors, as defined by the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect. More information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the section entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.aehr.com. The Audit Committee consists of directors Messrs. Slayen, Anderson and Patel. The Board of Directors has determined that Mr. Slayen is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson and Elder, each of whom is an independent member of the Board of Directors, as defined by the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee held one meeting during fiscal year 2010. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.aehr.com. More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Compensation Discussion and Analysis.”

The Nominating and Governance Committee of the Board of Directors currently consists of Messrs. Elder and Patel, each of whom is an independent member of the Board of Directors, as defined by the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect. The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board of Directors; selects, or recommends for the selection of the Board of Directors, director nominees; evaluates director compensation; reviews the composition of committees of the Board of Directors and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board of Directors and corporate officers. The Nominating and Governance Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Nominating and Governance Committee charter on its website: www.aehr.com.

Shareholder Recommendations

The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations proposed for consideration by the Board of Directors should include the candidate’s name and qualifications for Board membership and should be addressed to:

Aehr Test Systems

400 Kato Terrace

Fremont, CA 94539

Attn: Secretary

In addition, procedures for shareholder direct nomination of directors are discussed under “Deadline for Receipt of Shareholder Proposals” above.

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board. They should have broad experience at the policy-making level in business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.

The Company seeks board members whose background, skills and experience will best assist the Company in the oversight of its business and operations. This includes understanding of and experience in manufacturing, technology, finance, and legal and regulatory compliance. Senior leadership experience and public company board experience are two of the key qualities evaluated when considering nominees for the Company’s Board of Directors. A goal of the nomination process is to provide a Board with a diverse set of skills and experience to provide oversight and advice concerning the Company’s current business and growth strategies.

The Board of Directors has determined that each of its current directors, except for Rhea J. Posedel, the Company’s Chief Executive Officer, is independent within the meaning of the NASDAQ Stock Market LLC director independence standards, as well as applicable SEC rules, as currently in effect.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders. All six members of the Board of Directors attended the 2009 Annual Meeting of Shareholders.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Code of Conduct and Ethics may be found on the Company’s website at www.aehr.com. The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com, on the Investors page.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors maintains a structure with the Chief Executive Officer of the Company holding the position as Chairman of the Board of Directors, and with an Audit Committee, Nominating and Governance Committee and Compensation Committee for oversight of specific areas of responsibility. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company) and its corporate strategy. The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman and Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks. The Board of Directors, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Communications with the Board

The Company does not have a formal policy regarding shareholder communication with the Board of Directors. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539. Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Messrs. Slayen, Anderson and Patel, held four meetings in fiscal year 2010. Each member is an independent director in accordance with the NASDAQ Global Market Audit Committee requirements as currently in effect. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, Burr Pilger Mayer, Inc., or BPM, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended May 31, 2010. BPM, the Company’s independent registered public accounting firm for fiscal year 2010, issued their unqualified report dated August 26, 2010 on the Company's consolidated financial statements.

The Audit Committee has also discussed with BPM the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from BPM required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM relative to its independence. The Audit Committee has considered whether BPM's provision of non-audit services is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company's audited consolidated financial statements for the fiscal year ended May 31, 2010 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Howard T. Slayen

Robert R. Anderson

Mukesh Patel

(1) The information regarding the Audit Committee is not “soliciting” material and is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Director Compensation

Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. In response to the current slowdown in the semiconductor manufacturing industry and the related impact on the Company’s net revenues, during fiscal 2009 the Company implemented a temporary reduction in fees paid to the Board of Directors. Under the current reduced fees each outside director receives (1) an annual retainer of $15,000, (2) $1,500 for each regular board meeting he attends, and (3) $750 for a special telephonic meeting he attends. In addition, each outside Committee member receives the payment in the following amounts for each Committee meeting he attends if the meeting is not held on the same day as a regular meeting of the Board of Directors: $1,200 for the Chairman of the Audit Committee; $900 for each regular Audit Committee Member; $1,050 for the Chairman of the Compensation Committee; and $750 for each regular Compensation Committee Member. If the Committee meeting is held on the same day as a regular meeting of the Board of Directors, then the Committee members shall be paid 50% of the above amounts. Outside directors are also reimbursed for certain expenses incurred in attending board and committee meetings. Directors are eligible to participate in the Company’s stock option plans. In fiscal 2008, outside directors Robert Anderson, William Elder, Mukesh Patel, and Mario Rosati were each granted options to purchase 5,000 shares at $6.07 per share. In fiscal 2009, outside directors Robert Anderson, William Elder and Mukesh Patel were each granted options to purchase 5,000 shares at $2.30 per share, an option to purchase 3,750 shares at $1.29 per share was granted to outside director Mario M. Rosati and an option to purchase 15,000 shares at $2.30 was granted to outside director Howard T. Slayen. In fiscal 2010, outside directors Robert Anderson, William Elder, Mukesh Patel, Mario Rosati and Howard T. Slayen were each granted options to purchase 5,000 shares at $0.85 per share. All exercise prices are equal to the closing price of the Company’s Common Stock on the date of the grant as reported on the NASDAQ Global Market.

The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2010 to the Company’s non-executive officer directors:

Director Compensation

Name	Year	Fees Earned or Paid in Cash	Option Award (2)	Total Compensation
Rhea J. Posedel (1)	2010	—	—	—
Robert R. Anderson	2010	$21,550	$8,213	$29,763
William W.R. Elder	2010	$18,250	$8,213	$26,463
Mukesh Patel	2010	$21,550	$8,213	$29,763
Mario M. Rosati	2010	$17,000	$7,043	$24,043
Howard T. Slayen	2010	$22,350	$10,678	$33,028

(1)	Rhea J. Posedel is an executive officer and does not receive any additional compensation for services provided as a director.
(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended May 31, 2010 in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification 718, or ASC 718, “Compensation – Stock Compensation,” (formerly FASB Statement 123R), and thus includes amounts from awards granted in and prior to fiscal 2010.  See Note 1 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2010 filed with the SEC on August 27, 2010 regarding the assumptions underlying valuation of equity awards.  The full grant date fair value of the awards granted to each outside director in fiscal 2010, computed in accordance with ASC 718, was equal to $2,731.  At the end of fiscal 2010, the aggregate number of option awards outstanding for each director was as follows: 66,936 held by Robert R. Anderson; 30,000 held by William W.R. Elder, 25,000 held by Mukesh Patel; 38,750 held by Mario M. Rosati, and 25,000 held by Howard T. Slayen.  Options granted vest as to one-twelfth (1/12th) of the shares each month after the date of grant over a period of one year, so long as the optionee remains a director of the Company.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See “Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2011, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

Representatives of Burr Pilger Mayer, Inc. are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed or to be billed by Burr Pilger Mayer, Inc. for the following services for the fiscal years ended May 31, 2010 and 2009:

DESCRIPTION OF SERVICES

	2010	2009
Audit	$174,450	$159,395
TOTAL	$174,450	$159,395

Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2010 and fiscal 2009 annual consolidated financial statements, for the review of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods and for the review of the Company’s Registration Statement on Form S-8.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’ independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In fiscal 2010, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BURR PILGER MAYER, INC.

COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of the executive officers of the Company and certain information about them as of the Record Date are set forth below:

Name	Age	Position
Rhea J. Posedel	68	Chief Executive Officer and Chairman of the Board
Gary L. Larson	60	Vice President of Finance and Chief Financial Officer
Carl N. Buck	58	Vice President of Marketing and Contactor Business Group
David S. Hendrickson	53	Vice President of Engineering
Gregory M. Perkins	56	Vice President of Worldwide Sales and Service
Kunio Sano	54	President, Aehr Test Systems Japan K.K.

RHEA J. POSEDEL See “Proposal 1 – Election of Directors” above.

GARY L. LARSON joined the Company in April 1991 as Chief Financial Officer and was elected Vice President of Finance in February 1992. From 1986 to 1990, he served as Chief Financial Officer, and from 1988 to 1990 also as President and Chief Operating Officer of Nanometrics Incorporated, a manufacturer of measurement and inspection equipment for the semiconductor industry. Mr. Larson received a B.S. in Mathematics/Finance from Harvey Mudd College.

CARL N. BUCK joined the Company as a Product Marketing Manager in 1983 and held various positions until he was elected Vice President of Engineering in November 1992, Vice President of Research and Development Engineering in November 1996, Vice President of Marketing in September 1997, Vice President of Contactor Business Group in May 2002 and Vice President of Marketing and Contactor Business Group in October 2005. From 1978 to 1983, Mr. Buck served as Product Marketing Manager at Intel Corporation, an integrated circuit and microprocessor company. Mr. Buck received a B.S.E.E. from Princeton University, an M.S. in Electrical Engineering from the University of Maryland and an M.B.A. from Stanford University.

DAVID S. HENDRICKSON joined the Company as Vice President of Engineering in October 2000. From 1999 to 2000, Mr. Hendrickson served as Platform General Manager, and from 1995 to 1999 as Engineering Director and Software Director of Siemens Medical (formerly Acuson Corporation), a medical ultrasound products company. From 1990 to 1995, Mr. Hendrickson served as Director of Engineering and Director of Software of Teradyne Inc. (formerly Megatest Corporation), a manufacturer of semiconductor capital equipment. Mr. Hendrickson received a B.S. in Computer Science from Illinois Institute of Technology.

GREGORY M. PERKINS joined the Company as Vice President of Worldwide Sales and Service in June 2004. From 2001 to 2003, Mr. Perkins served as Vice President of North America Customer Operations and then Vice President of North American and European Sales, for Electroglas Corporation, a producer of semiconductor wafer probers. From 1999 to 2001, he served as Vice President of Sales at Advantest America, Inc., a semiconductor tester company, and from 1997 to 1999 as Vice President of Worldwide Sales and Field Operations at LTX Corporation, a semiconductor tester company. From 1978 to 1997, Mr. Perkins held multiple management positions over 19 years with General Electric Company including Senior Vice President of Marketing and Business Development for GE Capital Computer Leasing. Mr. Perkins received a B.S. in Environmental Health Technologies from Quinnipiac University.

KUNIO SANO joined the Company as Vice President, Aehr Test Systems Japan K.K., the Company’s subsidiary in Japan, in June 1998 and was elected President, Aehr Test Systems Japan K.K. in January 2001. From 1991 to 1998, he served as Manager of Development Engineering Department at Tokyo Electron Yamanashi Limited, a leading worldwide semiconductor equipment manufacturer. Mr. Sano received a B.S.E.E. from Sagami Institute of Technology in Kanagawa, Japan.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

The Company’s compensation programs are designed to:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;
2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;
3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and
4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and Common Stock price. In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States. The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company. The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

Role of Compensation Committee

The Company’s executive officer compensation program is overseen and administered by the Compensation Committee. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Company’s Board of Directors, and consists of Messrs. Anderson and Elder, each of whom is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and is responsible for determining the executive compensation packages offered to the Company’s executive officers.

The Compensation Committee is responsible for:

1.	Determining the specific executive officer compensation methods to be used by the Company and the participants in each of those specific programs;
2.	Determining the evaluation criteria and timelines to be used in those programs;
3.	Determining the processes that will be followed in the ongoing administration of the programs; and
4.	Determining their role in the administration of the programs.

Many of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Elements of Compensation

In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

The Company designs base salary to provide the essential reward for an executive officer’s work. Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

The Company utilizes equity-based compensation, including stock options, to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders. Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

The Company also utilizes various forms of performance-based compensation, including cash bonuses and commissions that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

Core benefits, such as the Company’s basic health benefits, 401(k) program, Employee Stock Ownership Plan, or ESOP, and life insurance, are designed to provide support to executive officers and their families.

Currently, the Company uses the following executive officer compensation vehicles:

•	Cash-based programs: base salary, annual bonus plan and a sales commission plan; and
•	Equity-based programs: The 2006 Equity Incentive Plan, the 2006 Employee Stock Purchase Plan and the ESOP.

These programs apply to all executive level positions, except for the sales commission plan, which only applies to the Vice President of Worldwide Sales and Service. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

The Company creates a set of base salary structures that are both affordable and competitive in relation to the market. The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences. The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management. The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position. As of June 1, 2010, the salaries of the Company’s Chief Executive Officer, Chief Financial Officer and Vice Presidents continued to be temporarily reduced from their base salaries by 15%, 10% and 10%, respectively. At targeted Company financial performance for fiscal 2011, the salary reductions of the Company’s Chief Executive Officer, Chief Financial Officer and Vice Presidents will be reversed, effective as of June 1, 2010.

Annual Bonus

The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals. The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee. The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a one-year time horizon. The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders. In fiscal 2011, the Company’s Chief Executive Officer, Chief Financial Officer and Vice Presidents are eligible to receive a maximum cash bonus of up to 90% of their base salaries depending on Company performance. At targeted Company financial performance for fiscal 2011, the bonuses earned by the Company’s Chief Executive Officer, Chief Financial Officer and Vice Presidents will be less than 2% of base salaries.

In fiscal 2010, the Company’s Compensation Committee determined the maximum cash bonus levels for the Company’s Chief Executive Officer, Chief Financial Officer and Vice Presidents to be 30% of base compensation. Based on the corporate financial performance for the year, the Compensation Committee awarded cash bonuses of 17.83% to the Company’s Chief Executive Officer, Chief Financial Officer and Vice Presidents. Joel Bustos, Vice President of Operations, did not receive a cash bonus as he terminated employment prior to the date that the bonus payments occurred. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Sales Commission

The sales commission plan is a sales commission program and provides a payout to the Vice President of Worldwide Sales and Service, or VP-WSS, based on achievement of sales objectives or quotas. The VP-WSS receives a standard commission for sales up to 100% of quota and accelerated commissions based on sales above quota. Commissions are considered earned at the time of booking and are paid after the close of the quarter of booking. Under this plan, the VP-WSS earned $32,171 in fiscal 2010. The VP-WSS was paid $29,470 during fiscal 2010. This $29,470 included $1,767 that was earned in fiscal 2009. The remaining $4,468 earned in fiscal 2010 was paid to the VP-WSS in fiscal 2011. The $32,171 in commissions earned by the VP-WSS in fiscal 2010 is included in the annual compensation salary column in the Summary Compensation Table on page 22.

Equity Compensation

The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company. The Company determines the Company’s option guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, informal surveys of companies in the Company’s industry. The Company typically bases awards to newly hired executive officers and for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year. The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry. The Company believes that stock option ownership is an important factor in aligning corporate and individual goals. The

Company utilizes equity-based compensation, including stock options, to encourage long-term performance with corporate performance and extended executive officer tenure producing potentially significant value.

The Company’s Compensation Committee generally grants stock options to executive officers. Such grants are typically made at the first meeting of the Board of Directors held each fiscal year. The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired executive officers, the Company’s standard practice is to make stock option grants effective on or shortly after the executive officer’s hire date. The Company does not plan or time the Company’s stock option grants in coordination with the release of material non-public information for the purpose of affecting the value of executive officer compensation.

The criteria for determining the appropriate salary level, bonus and stock option grants for each of the executive officers include: (a) Company performance as a whole; (b) business unit performance (where appropriate); and (c) individual performance. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain operating profit, revenue growth, and timely new product introduction. Individual performance is measured to specific objectives relevant to the executive officer’s position and a specific time frame.

These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

The processes used by the Compensation Committee include the following steps:

1.  The Compensation Committee periodically reviews information comparing the Company’s compensation levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys are used.

2.  At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executive officers. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on respective performance objectives of each executive officer.

3.  Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and the Board of Directors, as appropriate.

4.  At the end of the performance cycle, the Chief Executive Officer evaluates each other executive officers relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

5.  The final evaluations and compensation decisions are discussed with each executive officer by the Chief Executive Officer or Compensation Committee, as appropriate.

In fiscal 2010, the Company granted a total of 559,550 option shares of which a total of 235,000 option shares were granted to the Company’s executive officers, representing 42.0% of all option shares granted in fiscal 2010. The Company’s Compensation Committee does not apply a formula for allocating stock options to executive officers. Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of options to be granted in the fiscal year. The description for the type of equity-based compensation program should be read in conjunction with “Equity Compensation Plan Information” and “Stock Option Plans” in this Proxy Statement and the related notes in the “Notes to Consolidated Financial Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010.

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s ESOP and ESPP. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock he is precluded from participating in the ESPP. During fiscal 2010, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the “All Other Compensation” column. Other than these payments, the executive officers participate on the same basis as other employees and there were no other special benefits or perquisites provided to any executive officer in fiscal 2010. The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan and ESOP. The Company is not required to make contributions to the 401(k) plan and did not make any during fiscal 2010. During fiscal 2010, the Company contributed $150,000 to the Company’s ESOP.

The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel; on September 13, 2006 with Mr. Gregory M. Perkins; on July 9, 2007 with Mr. Joel Bustos and on September 7, 2010 with Mr. Kunio Sano; pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation.

In the event of a termination in fiscal 2011 following a change of control, the amounts payable to Messrs. Buck, Bustos, Hendrickson, Larson, Perkins, Posedel and Sano would be approximately $90,000, $112,000, $120,000, $163,000, $102,000, $265,000 and $99,000, respectively. In addition to the amount payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 28, 2010 (the last business day of the fiscal year) of $2.34 and the exercise price of the stock options for Messrs. Buck, Bustos, Hendrickson, Larson, Perkins, Posedel and Sano would be $24,663, $24,888, $25,114, $24,888, $24,888, $49,416 and $20,628, respectively.

Compensation of the Chief Executive Officer

The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Rhea J. Posedel, the Company’s Chief Executive Officer, in fiscal year 2010. In setting both the cash-based and the equity-based elements of Mr. Posedel’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Posedel’s experience and knowledge, and Mr. Posedel’s leadership in achieving the Company’s long-term goals. During fiscal year 2010, he received a stock option grant under the Company’s 2006 Stock Option Plan for 60,000 shares. This option vests over four years. The Compensation Committee believes Mr. Posedel’s fiscal year 2010 compensation was fair relative to the Company’s performance and Mr. Posedel’s individual performance and leadership, and that it rewards him for this performance and will serve to retain him as a key employee.

Policy on Deductibility of Compensation

The Company is required to disclose the Company’s policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2011 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

Compensation of Executive Officers

The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2010, 2009 and 2008 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal years ended May 31, 2010, 2009 and 2008.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Option Awards (3)	Long-term Compensation Securities Underlying Options (4)	All Other Compensation (5)
Name and Principal Position		Salary (1)	Bonus (2)				Total
Rhea J. Posedel	2010	$210,118	$35,781	$90,063	$5,763	$28,682	$370,407
Chief Executive Officer and	2009	$236,287	—	$101,443	$2,706	$24,465	$364,901
Chairman of the Board of Directors	2008	$237,479	$58,794	$66,054	$5,777	$27,467	$395,571

Gary L. Larson	2010	$190,946	$33,530	$61,867	$5,910	$7,765	$300,018
Vice President of Finance and	2009	$205,759	—	$70,283	$2,706	$8,103	$286,851
Chief Financial Officer	2008	$207,763	$45,823	$59,001	$5,777	$6,981	$325,345

Joel Bustos (6)	2010	$163,500	—	$109,039	$4,935	$22,227	$299,701
Vice President of Operations	2009	$196,668	—	$112,130	$2,665	$23,973	$335,436
	2008	$183,500	$40,268	$81,415	$4,307	$25,828	$335,318

David S. Hendrickson	2010	$182,001	$33,867	$63,189	$5,047	$28,452	$312,556
Vice President of Engineering	2009	$208,234	—	$73,425	$2,706	$26,493	$310,858
	2008	$202,186	$54,491	$49,991	$5,619	$26,679	$338,966

Gregory M. Perkins (7)	2010	$185,922	$29,235	$49,008	$5,586	$21,614	$291,365
Vice President of Worldwide	2009	$205,643	—	$52,526	$2,409	$15,651	$276,229
Sales and Service	2008	$237,157	$10,386	$43,242	$5,777	$16,456	$313,018

(1)	The amounts in this column include any salary contributed by the named executive officer to the Company’s 401(k) plan.
(2)	Bonus amounts paid or accrued in fiscal 2010, 2009 and 2008 were made under the Company’s executive bonus plan.
(3)

The amounts in this column represent the dollar amount recognized for financial statement reporting purposes computed in accordance with the provisions of FASB ASC 718 and thus include awards granted in and prior to fiscal 2010, 2009 and 2008.  See Note 1 of the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal years ended May 31, 2010, 2009 and 2008 for assumptions used to estimate the fair value of options granted during fiscal years 2010, 2009 and 2008.  The Company’s stock-based compensation expense recognized under ASC 718 reflects an estimated forfeiture rate of 0.25%, 2% and 2% in fiscal 2010, 2009 and 2008, respectively.  The values recognized in the “Option Awards” column above do not reflect such expected forfeitures.

(4)	Represents contributions made by the Company under its ESOP.

(5)	Consists of health and life insurance premiums and medical costs paid by the Company during the fiscal years ended May 31, 2010, 2009 and 2008.
(6)	Mr. Bustos terminated employment in June 2010.
(7)

The amount shown in the Annual Compensation Salary column for fiscal 2010 includes $32,171 in commissions earned in fiscal 2010.  The amount shown in the Annual Compensation Salary column for fiscal 2009 includes $24,853 in commissions earned in fiscal 2009.  The amount shown in the Annual Compensation Salary column for fiscal 2008 included $53,414 in commissions earned in fiscal 2008.

Stock Option Grants and Exercises

The following table provides information with regard to each grant of an award made to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2010.

Grants of Plan-Based Awards in Fiscal 2010

Name	Option Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Number of Securities Underlying Option (2)	Exercise Price of Option Awards (3)	Grant Date Fair Value of Stock Option Awards
		Target	Maximum
Rhea J. Posedel	6/30/09	$ —	$70,823	60,000	$0.85	$32,766

Gary L. Larson	6/30/09	$ —	$62,678	30,000	$0.85	$16,383

Joel Bustos (4)	6/30/09	$ —	$60,548	30,000	$0.85	$16,383

David S. Hendrickson	6/30/09	$ —	$63,314	30,000	$0.85	$16,383

Gregory M. Perkins	6/30/09	$ —	$54,653	30,000	$0.85	$16,383

(1)

Reflects the target and maximum values of cash bonus award to the named executive officers in fiscal 2010.  The cash bonus award amounts actually paid to the named executive officers in fiscal 2010 are shown in the Summary Compensation Table for fiscal 2010 under the heading “Annual Compensation, Bonus” refer to “Compensation Discussion and Analysis” above for a description of the cash bonus compensation.

(2)

The stock options granted in fiscal 2010 are generally exercisable starting one month after the date of grant, with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.  Each of these options expires 5 years from the date of grant.

(3)

Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.  Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock, the exercise prices of any incentive stock option granted to him is set at a 10% premium above the market price on the date of the grant.  Non-qualified stock options may be granted to Mr. Posedel at the market price on the date of grant.

(4)	Mr. Bustos terminated employment in June 2010.

The following table presents certain information concerning the outstanding equity awards held as of May 31, 2010 by each named executive officer.

Outstanding Equity Awards at Fiscal 2010 Year-End

	Option Awards Number of Securities Underlying Unexercised Options (1)		Option Exercise Price (2)	Option Expiration Date (3)
Name	Exercisable	Unexercisable
Rhea J. Posedel	25,000	—	$3.170	6/26/2010
	35,000	—	$3.993	6/30/2011
	35,000	—	$3.091	6/23/2012
	14,375	625	$9.295	7/18/2013
	24,062	8,938	$6.556	6/26/2012
	502	5,886	$2.475	11/13/2013
	6,604	11,008	$2.250	11/13/2013
	25,000	32,500	$0.850	6/30/2014

Gary L. Larson	9,000	—	$2.880	6/26/2010
	20,000	—	$3.630	6/30/2011
	25,000	—	$2.810	6/23/2012
	9,583	417	$8.450	7/18/2013
	14,583	5,417	$5.960	6/26/2012
	1,659	—	$2.250	11/13/2013
	2,841	7,500	$2.250	11/13/2013
	13,750	16,250	$0.850	6/30/2014

Joel Bustos (4)	46,254	19,046	$6.110	7/09/2012
	17,495	7,205	$6.110	7/09/2012
	4,495	2,732	$2.250	11/13/2013
	4	4,769	$2.250	11/13/2013
	13,750	16,250	$0.850	6/30/2014

David S. Hendrickson	20,000	—	$6.250	9/22/2010
	20,000	—	$3.630	6/30/2011
	25,000	—	$2.810	6/23/2012
	9,583	417	$8.450	7/18/2013
	18,229	6,771	$5.960	6/26/2012
	136	7,854	$2.250	11/13/2013
	5,863	2,147	$2.250	11/13/2013
	3,438	4,064	$0.850	6/30/2014
	10,311	12,187	$0.850	6/30/2014

Gregory M. Perkins	9,623	—	$4.350	6/03/2011
	1,563	—	$2.810	6/23/2012
	9,583	417	$8.450	7/18/2013
	10,937	4,063	$5.960	6/26/2012
	4,250	7,500	$2.250	11/13/2013
	250	—	$2.250	11/13/2013
	13,750	16,250	$0.850	6/30/2014

(1)

Stock options outstanding are generally exercisable starting one month after the date of grant, and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)

Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.   Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock, the exercise prices of any incentive stock option granted to him is set at a 10% premium above the market price on the date of the grant.  Non-qualified stock options may be granted to Mr. Posedel at the market price on the date of grant.

(3)	These options generally expire five or seven years from the date of grant.
(4)	Mr. Bustos terminated employment in June 2010.

The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2010 and the value of unexercised options at such date.

Aggregated Option Exercises in 2010 and Fiscal 2010 Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Rhea J. Posedel	2,500	—	165,543	58,957	$37,844	$49,416
Gary L. Larson	6,000	1,084	96,416	29,584	$20,893	$24,888
Joel Bustos (3)	—	—	81,998	50,002	$20,892	$24,888
David S. Hendrickson	—	—	112,560	33,440	$21,026	$25,114
Gregory M. Perkins	—	—	49,956	28,230	$20,893	$24,888

(1)	The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.
(2)

Calculated by determining the difference between the fair market value of the securities underlying the options at the last business day of the fiscal year-end ($2.34 per share as of May 28, 2010) and the exercise price of the options.

(3)	Mr. Bustos terminated employment in June 2010.

The following table shows the potential payments upon termination or change of control for the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2010.

Potential Payments Upon Termination or Change of Control

Named Executive Benefits and Payments Upon Termination:	Involuntary Termination not for Cause Following a Change of Control
Rhea J. Posedel
Base salary	$236,101
Medical continuation	28,682
Value of accelerated stock options (1)	49,416
Gary L. Larson
Base salary	$156,702
Medical continuation	5,824
Value of accelerated stock options (1)	24,888
Joel Bustos (2)
Base salary	$100,913
Medical continuation	11,113
Value of accelerated stock options (1)	24,888
David S. Hendrickson
Base salary	$105,529
Medical continuation	14,226
Value of accelerated stock options (1)	25,114
Gregory M. Perkins
Base salary	$91,094
Medical continuation	10,807
Value of accelerated stock options (1)	24,888

(1)

Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 28, 2010 (the last business day of the fiscal year) of $2.34 and the exercise price of the stock options.  Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of the Company’s stock on May 28, 2010.

(2)	Mr. Bustos terminated employment in June 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party. The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure. Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case by case basis.

Legal Counsel

During fiscal 2010, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, or WSGR. The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2011.

Change of Control Severance Agreement

The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel; on September 13, 2006 with Mr. Gregory M. Perkins; on July 9, 2007 with Mr. Joel Bustos and on September 7, 2010 with Mr. Kunio Sano; pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation.

In the event of a termination in fiscal 2011 following a change of control, the amounts payable to Messrs. Buck, Bustos, Hendrickson, Larson, Perkins, Posedel and Sano would be approximately $90,000, $112,000, $120,000, $163,000, $102,000, $265,000 and $99,000, respectively. In addition to the amount payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 28, 2010 (the last business day of the fiscal year) of $2.34 and the exercise price of the stock options for Messrs. Buck, Bustos, Hendrickson, Larson, Perkins, Posedel and Sano would be $24,663, $24,888, $25,114, $24,888, $24,888, $49,416 and $20,628, respectively.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Anderson and Elder. No interlocking relationship exists between the Company’s Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.

The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Robert R. Anderson

William W.R. Elder

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2010.

FINANCIAL STATEMENTS

The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

RHEA J. POSEDEL
Chief Executive Officer and
Chairman of the Board of Directors

Dated: September 27, 2010

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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 Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	01 - Rhea J. Posedel 04 - Mukesh Patel	02 - Robert R. Anderson 05 - Mario M. Rosati	03 - William W. R. Elder 06 - Howard T. Slayen

Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.
________________________________________________________

	For	Against	Abstain
2. Proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm.				3. In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

 Non-Voting Items
Change of Address — Please print new address below.

 Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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Proxy — AEHR TEST SYSTEMS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEHR TEST SYSTEMS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 2010

The undersigned shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 27, 2010, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

PLEASE SIGN AND DATE ON REVERSE SIDE

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders

The Proxy Statement, Form of Proxy Card and 2010 Annual Report are available at:
www.aehr.com under the heading “Investors” and the subheading “Proxy Materials”.